                                                                   EXHIBIT 10.20

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                                                 Date of Issuance: June 21, 2007

                                                                  $10,000,000.00

                           6.0% CONVERTIBLE DEBENTURE

      THIS DEBENTURE (this "Debenture") is a duly authorized and validly issued 6.0% Convertible Debenture of NanoDynamics, Inc., a Delaware corporation, having a principal place of business at 901 Fuhrmann Boulevard, Buffalo, New York 14203 (the "Company"), designated as its 6.0% Convertible Debenture. This Debenture shall become due on the Maturity Date (as defined herein). This Debenture may not be prepaid, in whole or in part, without the prior written consent of the Holder.

      FOR VALUE RECEIVED, the Company promises to pay to Nano-applications Holdings B.V., a company with limited liability incorporated under the laws of The Netherlands, or its registered assigns (the "Holder"), in cash the principal sum of Ten Million Dollars and Zero Cents ($10,000,000.00), together with interest on the unpaid principal balance of this Debenture from time to time outstanding at the rate of 6.0% per annum, compounded annually, until paid in full. Subject to the conversion provisions set forth herein, all principal and accrued interest shall be due and payable on the Maturity Date or as otherwise provided herein.

      Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date (as defined herein) until payment in full has been made of the principal amount of this Debenture, together with all accrued and unpaid interest. Interest shall cease to accrue with respect to any principal amount that has been converted.

      The Company has issued this Debenture pursuant to a Debenture Purchase Agreement, dated as of June 15, 2007 (the "Purchase Agreement").

      This Debenture is subject to the following additional provisions:

      SECTION 1. DEFINITIONS. For the purposes hereof, capitalized terms not defined herein shall have the meanings assigned to them in the Purchase Agreement and the following terms shall have the following meanings:

            "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. The term "Affiliate," when used herein without reference to any Person, shall mean an Affiliate of the Company.

            "Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

            "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of beneficial ownership of in excess of 51% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 33% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Company immediately prior to such transaction own less than 33% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of managers which is not approved by a majority of those individuals who are members of the board of managers on the date hereof (or by those individuals who are serving as members of the board of managers on any date whose nomination to the board of managers was approved by a majority of the members of the board of managers who are members on the date hereof).

            "closing of the IPO" means the first closing of the IPO, whether or not such closing includes the exercise of the underwriters' over-allotment option; and "closing date of the IPO" means the date on which the first closing of the IPO occurs, whether or not such closing includes the exercise of the underwriters' over-allotment option.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock Equivalents" means any securities of the Company or the Company's Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

            "Common Stock" means the common stock, $0.00l par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

            "Company" shall have the meaning set forth in the first paragraph of the preamble hereto.

            "Consolidated Net Asset Value" means, as of any date of determination, the consolidated assets of the Company and its subsidiaries minus the liabilities of the Company and its subsidiaries, determined in accordance with GAAP; provided, that, Epic Energy Solutions, LLC and its subsidiaries shall be excluded from any calculation of Consolidated Net Asset Value.

            "Conversion Date" shall have the meaning set forth in Section 5(a) hereof.

            "Conversion Price" shall have the meaning set forth in Section 5(c).

            "Debenture" shall have the meaning set forth in the first paragraph of the preamble hereto.

            "Event of Default" shall have the meaning set forth in Section 4(a) hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "GAAP" means United States generally accepted accounting principles.

            "Holder" shall have the meaning set forth in the second paragraph of the preamble hereto.

            "IPO" means the Company's first underwritten public offering of its Common Stock under the Securities Act.

            "Maturity Date" means the second anniversary of the closing of the IPO; provided, however, that the Holder may elect to extend the Maturity Date until the third anniversary of the closing of the IPO by delivering written notice thereof to the Company at least four (4) months prior to the second anniversary of the closing of the IPO (the "Maturity Date Extension").

            "Maturity Date Extension" shall have the meaning set forth in the definition of Maturity Date.

            "Notice of Conversion" shall have the meaning set forth in Section 5(a) hereof.

            "Original Issue Date" means the date of the first issuance of the Debenture regardless of the number of transfers of the Debenture and regardless of the number of instruments which may be issued to evidence the Debenture.

            "Person" or "person" means any natural person, trust, estate, unincorporated organization, firm, corporation, association, partnership, joint venture, joint stock company, limited liability company or governmental authority, whether acting in an individual, fiduciary or other capacity.

            "Private Equity Financing" means the sale of shares of the Company's Common Stock (or securities convertible, exercisable or exchangeable into the Company's Common Stock) in a bona fide financing transaction that results in net proceeds to the Company of at least $25,000,000, other than an underwritten public offering registered under the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Subsidiary" means (a) any corporation or limited liability company of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the board of directors of such corporation or board of managers of such limited liability company is at the time directly or indirectly owned or controlled by Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by Company, (c) any other entity included in the financial statements of Company on a consolidated basis.

            "Trading Day" means a day on which the Common Stock is traded on a Trading Market.

            "Trading Market" means, as applicable, the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq Stock Market LLC, the Nasdaq SmallCap Market or the OTC Bulletin Board.

            "Underlying Shares" means the shares of Common Stock issuable or issued upon conversion of the Debenture or as payment of interest in accordance with the terms hereof.

            "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time);
(b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company in good faith.

      SECTION 2. INVESTMENT REPRESENTATIONS. The Holder represents and warrants to the Company as follows as of the date it acquires this Debenture and as of each date it converts the Debenture, in whole or in part, into Underlying
Shares:

      (a) Investment. It is acquiring the Debenture, and (if and when it converts this Debenture) it will acquire the Underlying Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

      (b) Accredited Investor. The Holder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

      (c) Experience. The Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.

      (d) Information. The Holder has obtained all such information and had the opportunity to ask management of the Company all such questions as it has requested; provided that this Section 2(d) shall not limit any of the Company's representations and warranties hereunder or under the Purchase Agreement.

      (e) Principal Place of Business. In the case of the original Holder, its principal place of business is located outside of the United States at Lange Kleiweg 60F, 2288 GK Rijswijk, The Netherlands.

SECTION 3. TRANSFERS, ETC.

      (a) Neither this Debenture nor any of the Underlying Shares shall be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer made in a broker's transaction in accordance with Rule 144 under the Securities Act.

      (b) Notwithstanding the foregoing, from and after any conversion of this Debenture and continuing until the second anniversary of the closing of the IPO, the Holder shall not without the prior written consent of the Company sell or otherwise transfer on any single Trading Day any Underlying Shares representing in excess of fifty percent (50%) of the average reported daily volume in the Company's Common Stock for the thirty (30) day period immediately preceding such sale or transfer. The Holder shall provide the Company with three Business Days prior written notice of any sale or other transfer of Underlying Shares for consideration in excess of Two Million Dollars ($2,000,000).

      (c) Each certificate representing Underlying Shares shall bear the legends substantially in the following forms:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

            "The securities represented by this certificate are subject to certain restrictions on transfer and notice requirements as set forth in the issuer's 6% convertible debenture in the original principal amount of $10,000,000 and dated June 21, 2007."

            The first foregoing legend shall be removed from the certificates representing any Underlying Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act. The second foregoing legend shall be removed from the certificates representing any underlying shares, at the request of the holder thereof, at the second anniversary of the closing of the IPO.

      (d) Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the records of the Company regarding registration and transfers of the Debenture as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

      (e) This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations (of no less than $2,000,000), as requested by the Holder surrendering the same. No service charge will be made for such exchange.

SECTION 4. EVENTS OF DEFAULT AND DEMAND FOR PAYMENT.

      (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

            (i) the closing of the IPO does not occur on or before the first anniversary of the Original Issue Date;

            (ii) (A) the gross proceeds from the sale of shares of Common Stock by the Company in the IPO, as of the closing of the IPO (as disclosed on the cover page of the final prospectus relating to the IPO) are less than $25,000,000, or (B) the product of (x) the number of shares of Common Stock outstanding immediately following the closing of the IPO and (y) the price per share at which the Common Stock was sold to the public in the IPO (as disclosed on the cover page of the final prospectus relating to the IPO) is less than $100,000,000;

            (iii) any default in the payment of the principal of or interest on the Debenture when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

            (iv) the Company shall fail to observe or perform any other covenant or agreement contained in this Debenture (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of
      (A) five Trading Days after notice of such default sent by the Holder or by any other Holder and (B) 10 Trading Days after the Company shall become aware of such failure;

            (v) a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under any other material agreement to which the Company is bound regarding indebtedness of the Company for borrowed money in a principal amount equal to $2,000,000 or more;

            (vi) any representation or warranty made herein, or in the Purchase Agreement shall be untrue or incorrect in any material respect as of the date made;

            (vii) the Company shall commence, or there shall be commenced against the Company other than by Holder or any Affiliate thereof, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 150 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 150 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

            (viii) a material adverse change (excluding any increase in the Company's amount or rate of losses attributable to research and development and business development expenses) in the condition (financial or otherwise), results of operations, properties, business or prospects of the Company and its subsidiaries, taken as a whole, has occurred and is continuing, unless such event does not impair the Company's ability to repay the Debenture in full when due;

            (ix) the Company shall default in any of its obligations under any mortgage, credit agreement or similar facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $2,000,000, whether such indebtedness now exists or shall hereafter be created and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

            (x) the Company shall be a party to any Change of Control
      Transaction;

            (xi) the Company shall fail for any reason to deliver to its transfer agent all instructions and other documents required by the transfer agent (collectively, the "Transfer Documents") to issue to the Holder certificates representing Underlying Shares prior to the tenth Trading Day after the Conversion Date relating to such Underlying Shares pursuant to Section 5(b); provided, the Holder has delivered to the Company all documents, correct in form and substance, necessary in order for the Company to properly deliver the Transfer Documents;

            (xii) any monetary judgment, writ or similar final process shall be entered or filed against the Company or any of its property or other assets for more than $2,000,000, and such judgment, writ or similar final process shall not be paid or shall remain unpaid, unvacated, unbonded or unstayed; or

            (xiii) provided, that, if and only if the IPO has occurred, at any time after the first to occur of: (1) the first anniversary of the IPO or
      (2) September 30, 2008, as of the end of any fiscal quarter or fiscal year of the Company, the Consolidated Net Asset Value of the Company, in the Company's Form 10-Q or Form 10-K filed with the Securities and Exchange Commission for such fiscal quarter or fiscal year, respectively, is less than $25,000,000.

      (b) Promptly after the occurrence of an Event of Default, the Company shall deliver written notice thereof to the Holder. If an Event of Default with respect to the Company described in Sections 4(a)(iii) or (vii) has occurred and is then continuing, the full principal amount of this Debenture, together with accrued but unpaid interest shall become immediately due and payable in cash after such Event of Default. If an Event of Default with respect to the Company described in any clause of Section 4(a) other than clauses (i), (iii), (vii) and (xiii) has occurred and is then continuing, the Holder(s) of 75% of the then outstanding principal amount of the Debenture (and any Debentures issued in exchange or transfer thereof) may declare that the full principal amount of this Debenture (together with all Debentures issued in exchange or transfer therefore), together with interest shall become immediately due and payable in cash on the 60th day after one of such Holders delivers to the Company notice of such Event of Default. If an Event of Default with respect to the Company described in Sections 4(a)(i) or (xiii) has occurred and is then continuing, the Holder(s) of 75% of the then outstanding principal amount of the Debenture (and any Debentures issued in exchange or transfer thereof) may declare that the full principal amount of this Debenture (together with all Debentures issued in exchange or transfer therefore), together with interest shall become immediately due and payable in cash after one of such Holders delivers to the Company notice of such Event of Default. Interest shall accrue on the amounts due from the day of the Event of Default through the date of repayment in full thereof in an amount equal to eight percent (8%) (or such lower maximum amount of interest permitted to be charged under applicable law) compounded annually, to accrue daily from the date of the Event of Default through and including the date of payment. This Debenture, if the full repayment price hereunder shall have been paid in accordance herewith, shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period (except as expressly provided in this Debenture) enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section 4(b) shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Notwithstanding anything to the contrary herein, the occurrence or cure of any Event of Default shall not impair the Holder's conversion rights under Section 5.

SECTION 5. CONVERSION.

      (a) Voluntary Conversion. At any time after the Conversion Price is established pursuant to Section 5(c), this Debenture shall be convertible, in whole or in part (in minimum increments of at least $2,000,000 principal amount or the remaining principal amount outstanding), into shares of Common Stock at the option of the Holder at any time and from time to time. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a "Notice of Conversion"), specifying therein the principal amount of the Debenture to be converted and the date on which such conversion is to be effected (a "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender the Debenture to the Company unless the entire principal amount of this Debenture plus all accrued and unpaid interest thereon has been or is being so converted. Conversions hereunder shall have the effect of first reducing the outstanding principal of this Debenture and second the accrued interest in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal and interest amounts converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within three Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

      (b) Mechanics of Conversion.

            (i) Underlying Shares Issuable Upon Conversion. The number of shares of Common Stock issuable upon a conversion shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted plus the aggregate amount of interest then accrued thereon by (y) the Conversion Price then in effect.

            (ii) Delivery of Certificate Upon Conversion. Not later than five
      (5) Trading Days after any Conversion Date, the Company will deliver to the Holder a certificate or certificates representing the Underlying Shares which shall be free of restrictive legends and trading restrictions (other than those required hereby) representing the number of shares of Common Stock being acquired upon the conversion of the Debenture, including the shares of Common Stock representing the payment of accrued interest. The Company shall, if requested by the Holder, and if available and allowed under applicable securities laws, use its reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of the Debenture tendered for conversion.

            (iii) Obligation Absolute. The Company's obligations to issue and deliver the Underlying Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares; provided, however, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.

                  (iv) Reservation of Shares Issuable. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debenture and payment of interest on the Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of this Section 5) upon the conversion of the outstanding principal amount of the Debenture and interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

                  (v) Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP. If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (vi) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (vii) "Market Stand-off" Agreement. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter for the IPO, during the period commencing on the date of the final prospectus relating to the IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter for an additional period of up to thirty (30) days if the Company issues or proposes to issue an earnings or other public release within thirty
            (30) days of the expiration of the 180-day lockup period), (A) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock

            (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 5(b)(vii) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holder only if all officers, directors, and stockholders individually owning more than five percent (5%) of the Company's outstanding Common Stock are subject to the same restrictions. The underwriters in connection with such registration are intended third party beneficiaries of this Section 5(b)(vii) and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5(b)(vii) or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements, pro rata based on the number of such shares subject to such agreements.

                  (viii) Rights as Stockholder. Until the conversion of this
            Debenture, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

            (c) Conversion Price. The conversion price of the Debenture shall be established upon the first to occur of the closing of the IPO or a Private Equity Financing (as so established, the "Conversion Price") and unless and until either of such events occurs, this Debenture shall not be convertible. If the Conversion Price is established as a result of the IPO, the Conversion Price shall be equal to 110% of the per share price at which the Company's Common Stock was sold to the public in the IPO (as disclosed on the cover page of the final prospectus relating to the IPO). If the Conversion Price is established as a result of a Private Equity Financing, the Conversion Price shall be equal to 100% of the per share price at which the Company's Common Stock was sold (or the per share price at which the security sold is convertible, exercisable or exchangeable into Common Stock) in the Private Equity Financing (as disclosed in the applicable agreement relating to such transaction). Notwithstanding the foregoing, in the event that the Maturity Date Extension occurs, the Conversion Price shall be equal to 120% of the per share price at which the Company's Common Stock was sold to the public in the IPO or 110% of the per share price at which the Company's Common Stock was sold in the Private Equity Financing, as applicable.

            (d) Certain Adjustments. If the Company, at any time while the Debenture is outstanding but after the IPO: (A) shall pay a stock dividend or otherwise make a distribution or distributions payable in shares of Common Stock on shares of its Common Stock or any other equity or equity equivalent securities (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including as interest thereon), (B) subdivide outstanding shares of Common

      Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

            (e) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding.

            (f)   Notice to the Holder.

                  (i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to Section 5(d), the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a stock dividend (or any other distribution) on, or subdivide or combine, the Common Stock; (B) the Company shall declare a special nonrecurring dividend of cash, indebtedness or assets on, or a redemption, repurchase or reclassification of, the Common Stock; (C) a tender offer or exchange offer for the Common Stock shall be announced; (D) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (E) the Company effects any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (F) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the stock books of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 10-day period commencing the date of such notice through the effective date of the event triggering such notice.

      SECTION 6. NEGATIVE COVENANTS. As long as any portion of this Debenture remains outstanding, the Company shall not, directly or indirectly:

            (a) prior to the IPO, amend its charter documents, except for any amendment that is executed in connection with the IPO and described in the Registration Statement or in connection with any Private Financing, in any manner that materially and adversely affects any rights of the Holder; neither the authorization, establishment of terms of, nor issuance of any preferred stock or any class or series thereof, nor any agreement to do the same, be prohibited pursuant to this Section 6;

            (b)   enter into any agreement with respect to any of the foregoing.

      SECTION 7. NOTICES. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number: 716-853-8996, ATTN: Chief Executive Officer or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 7 prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 7 later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

      SECTION 8. LOST OR MUTILATED DEBENTURE. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

      SECTION 9. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof except to the extent that the General Corporation Law of the State of Delaware is mandatorily applicable thereto. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the County of Manhattan in the State of New York (the "NY Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the NY Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Purchase Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

      SECTION 10. WITHHOLDING TAXES. Any and all payments by the Company hereunder to or for the account of the Holder shall be made free and clear of and without deduction for any taxes; provided that the Holder shall deliver to the Company on or prior to the date on which any such payment is made either:
(i) if the Holder is claiming an exemption under an income tax treaty to which the United States is a party, Internal Revenue Service Form W-8BEN or any successor form prescribed by the Internal Revenue Service, certifying that such Holder is entitled to benefits under such treaty or (ii) if the Holder is claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that the Holder is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a "10 percent shareholder" of the Company within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a "controlled foreign corporation" related to the Company, as described in Section 881(c)(3)(C) of the Internal Revenue Code, (y) duly completed copies of Internal Revenue Service Form W-8BEN, and (z) any other form or certificate required by any taxing authority (including any certificate required by Section 881(c) of the Internal Revenue Code), certifying that the Holder is entitled to an exemption from tax on payments pursuant to this Debenture.

      SECTION 11. WAIVER. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

      SECTION 12. SEVERABILITY. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates any applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

      SECTION 13. NEXT BUSINESS DAY. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

      SECTION 14. HEADINGS. The headings used in this Debenture are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Debenture.

      SECTION 15. ASSUMPTION. Any successor to the Company shall (i) assume in writing all of the obligations of the Company under this Debenture pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) to issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of this Debenture, having similar ranking to this Debenture and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous, and satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 15 shall apply similarly and equally to successive transactions and shall be applied without regard to any limitations of this Debenture.

      SECTION 16. DISPUTE RESOLUTION. Any dispute, controversy or claim arising from or relating to this Debenture shall be resolved as provided by Section 7.4 of the Purchase Agreement.

                              *********************

      IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                                              NANODYNAMICS, INC.

                                              By: /s/ KEITH BLAKELY
                                                  ------------------------------
                                                  Name: Keith Blakely
                                                  Title: Chief Executive Officer

                           Signature Page to Debenture
                                   NY663613.1
                                  210216-10001

                                     ANNEX A

                              NOTICE OF CONVERSION

      The undersigned hereby elects to convert principal under the 6.0% Convertible Debenture (the "Debenture") of NanoDynamics, Inc. (the "Company"), due on the Maturity Date, into shares of common stock, $0.00l par value per share (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

      The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

                                  Date to Effect Conversion:

                                  Principal Amount of Debenture to be Converted:

                                  Accrued Interest Amount to be Converted:

                                  Number of shares of Common Stock to be issued:

                                  Signature:

                                  Name:

                                  Delivery address for physical delivery:

                                  DTC Account for electronic delivery:

                                  Contact information in case of questions:

                              Annex A to Debenture
                                   NY663613.1
                                  210216-10001

                                   SCHEDULE 1

                               CONVERSION SCHEDULE

      6.0% Convertible Debenture due on the Maturity Date, in the aggregate principal amount of Ten Million Dollars ($10,000,000.00) issued by NanoDynamics, Inc. This Conversion Schedule reflects conversions made under Section 5 of the above referenced Debenture.

                                     Dated:

                                                                 Amount Remaining
 Date of Conversion (or for       Amount of Conversion       Subsequent to Conversion
first entry, Original Issue      (Principal Amount Plus       (Principal Amount Plus
            Date                    Accrued Interest)            Accrued Interest)         Company Attest

---------------------------                                                                --------------

---------------------------                                                                --------------

---------------------------                                                                --------------

---------------------------                                                                --------------

---------------------------                                                                --------------

---------------------------                                                                --------------

---------------------------                                                                --------------

---------------------------                                                                --------------

                             Schedule 1 to Debenture
                                   NY663613.1
                                  210216-10001